Exhibit 10.52

FIRST AMENDMENT TO LAND DEED OF TRUST

dated as of and effective September 30, 2007

among

Trex Company, Inc.,

As Debtor,

Gary P. Snyder,

As Trustee

and

JPMorgan Chase Bank, N.A.,

as Beneficiary

Prepared By:	Record and Return to:

Jacqueline P. Shanes	Gary P. Snyder
McCarter & English, LLP	Watkins Ludlam Winter & Stennis,
Four Gateway Center	P.A.
100 Mulberry Street	P.O. Box 1456
Newark, New Jersey 07102	Olive Branch, Mississippi 38654
Phone: (973) 622-4444	Phone: (662) 895-2996

Indexing Instructions:
Lot 1, Trex Subdivision - Plat Book 86 Pages 46-48
SW Quarter, Section 14 and NW Quarter,
Section 23, Township 1 South, Range 6 West,
DeSoto County, Mississippi

The Clerk is also requested to make a marginal notation of the recording of this instrument on the Deed of Trust recorded in Book 2126, Page 0224.

FIRST AMENDMENT TO LAND DEED OF TRUST

TABLE OF CONTENTS

This Table of Contents is not a part of this First Amendment to Land Deed of Trust and is only for convenience of reference.

-i-

FIRST AMENDMENT TO LAND DEED OF TRUST

THIS FIRST AMENDMENT TO LAND DEED OF TRUST (this “First Amendment”), dated as of and effective September 30, 2007, among TREX COMPANY, INC., a Delaware corporation (the “Debtor”), GARY P. SNYDER as Trustee (the “Trustee”) and JPMORGAN CHASE BANK, N.A., as Beneficiary, in its capacities as the Issuing Bank of the Letter of Credit and as the Administrative Agent under the Reimbursement Agreement (the “Secured Party”).

BASIS FOR THIS FIRST AMENDMENT

1. This First Amendment is authorized by Section 9.08 of the Land Deed of Trust dated as of December 1, 2004, among the Debtor, the Trustee and the Secured Party (the “Original Deed of Trust”), which Original Deed of Trust was recorded on December 15, 2004 with the Chancery Clerk of DeSoto County, Mississippi in Book 2126 at page 0224. The terms, conditions and provisions of the Original Deed of Trust are incorporated into this First Amendment by reference to the same extent and with the same force and effect as if fully stated in this First Amendment.

2. The Debtor, the Trustee and the Secured Party have agreed to an amendment to revise the description of the Collateral as described in Section 6.01 of the Original Deed of Trust.

3. In consideration of the premises and of the mutual covenants herein contained, and for good and valuable consideration, the Debtor, the Trustee and the Beneficiary do mutually covenant and agree, as follows:

Section 1. Definitions; Rules of Interpretation.

1.1 Definitions . For purposes of this First Amendment, all capitalized words and phrases not defined in this First Amendment shall have the meanings given to them in Sections 1.01 and 1.02 of the Original Deed of Trust.

1.2 Rules of Interpretation . For all purposes of the Deed of Trust the following shall govern, except as otherwise expressly provided for or unless the context otherwise requires:

(i) The “Deed of Trust” shall mean the Original Deed of Trust as modified, altered, amended or supplemented by this First Amendment and as it may from time to time be further modified, altered, amended or supplemented.

(ii) All references in this First Amendment to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the Original Deed of Trust unless otherwise indicated.

(iii) Terms defined in this First Amendment shall have the meanings prescribed for them where defined herein.

(iv) All accounting terms not otherwise defined in this First Amendment shall have the meanings assigned to them in accordance with the Original Deed of Trust.

(v) Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

(vi) Terms in the singular include the plural and vice versa.

(vii) The headings and the table of contents set forth in this First Amendment are solely for convenience of reference and shall not constitute a part of this First Amendment nor shall they affect its meaning, construction or effect.

Section 2. Amendment of Original Deed of Trust.

2.1 Amendment of Section 1.02 of the Original Deed of Trust . The following terms contained in Section 1.02 of the Original Deed of Trust are hereby amended to read in their entirety as follows:

““Fixtures” means all goods (other than inventory), fixtures, furnishings, building materials, and equipment financed with the proceeds of the Bonds and all goods (other than inventory), fixtures, furnishings, building materials, and equipment owned by the Debtor on November 1, 2007, including without limitation, such items included in Schedule A attached hereto, attached to or installed or placed in or about each and every Improvement on the Site for use as part thereof or in conjunction with the use and occupancy of such Improvements (whether or not such Improvements are actually being so used or occupied), including, but not limited to, all materials, supplies, equipment, apparatus, tracks, ramps, loading platforms, machinery, elevators, escalators, fittings, doors, windows, signs, pylons, screening, awnings, shades, blinds, carpet, floor coverings, draperies, furnaces, boilers, gas and oil and electric burners and heaters, ducts, vents, hoods, flues and registers, hot water heaters, sinks, stoves, ovens, cabinets, countertops, refrigerators, heating, cooling and air conditioning equipment, fans, ventilators, wiring, panels, all lighting fixtures and globes and tubes, time clocks, computer systems and other electrical equipment, all television and radio antenna systems, including satellite dish antennas, and all plumbing and plumbing fixtures and equipment, sprinklers and sprinkler equipment, and all trees, plants, shrubs and other landscaping, all of which are and shall be deemed to be a permanent accession to the Site and Improvements thereon, and all recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.”

““Personalty” means all of the right, title and interest of the Debtor in and to all refundable, returnable or reimbursable fees, license fees, deposits or other funds or evidences of credit or indebtedness to the extent funded or financed with proceeds of the Bonds deposited by or on behalf of the Debtor with any Governmental Authority, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs to the extent funded with proceeds of the Bonds, and all other tangible personal property, including furniture, furnishings, equipment, machinery, building materials and goods (other than the Fixtures and inventory) of any kind or character as defined in and subject to the UCC and which are located upon, within or about the Site or the Improvements on November 1, 2007, and which are now being or may hereafter be used upon, within or about the Site or the Improvements or which are in any way related to the ownership, use, leasing, maintenance, repair, alteration, reconstruction or operation of the Project, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.”

2.2 Amendment of Article IV of the Original Deed of Trust . A new Section 4.04 is hereby added to Article IV of the Original Deed of Trust to read in its entirety as follows:

“Section 4.04. Disposition of Collateral. Notwithstanding anything contained in this Deed of Trust or the Financing Documents to the contrary, the Debtor shall be permitted to dispose of equipment which is part of the Collateral and is no longer used in the operation of the Facility; provided that each item of such equipment shall have a value not in excess of $5,000 and all dispositions of equipment on an annual basis shall not exceed $50,000. Any proceeds received from the sale or other disposition of such equipment shall be deposited with the trustee under the Trust Indenture for redemption of the Bonds in accordance with the provisions thereof.”

Section 3. Representations of the Parties. Each of the parties hereto hereby represents and warrants to the other parties as follows:

3.1 Due Organization. Each party is an organization duly organized, validly existing under the law of the state of its formation and in good standing in all jurisdictions required for it to conduct its business as now conducted and has full power and authority to carry on its business as now conducted.

3.2 Due Authorization. Each party has full power and authority to execute, deliver and perform this First Amendment and to carry out the transactions contemplated hereby. This First Amendment has been duly and validly executed and delivered by each party and constitutes the valid and binding obligation of each party, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors’ rights and debtors’ obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief.

3.3 No Conflict. The execution, delivery and performance of this First Amendment (as well as any other instruments, agreements, certificates or other documents contemplated hereby, if any) do not (a) violate any laws, rules, regulations, court orders or orders of any governmental or regulatory body applicable to the parties or their respective property, (b) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with any governmental body or other entity that has not been obtained or made or (c) violate or conflict with any provision of the organizational document, operating agreement or bylaws of such party.

3.4. Further Assurances. Each party hereto, at the reasonable request of any other party hereto, will execute and deliver such other documents and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 4. Special Representations of the Debtor The Debtor hereby represents and warrants to the other parties as follows:

4.1. Prior Representations and Warranties The representations and warranties of the Debtor in the Original Deed of Trust are true and correct in all material respects as of the date hereof except to the extent that they relate solely to an earlier date.

4.2. No Default There is no Default or Event of Default under the Original Deed of Trust.

4.3. Full Force and Effect All provisions of Original Deed of Trust continue in full force and effect with respect to the Debtor except as the Original Deed of Trust has been amended hereby.

Section 5. Miscellaneous.

5.1 Governing Law . The substantive laws of the State shall govern the construction and enforcement of this First Amendment without giving effect to the application of choice of law principles.

5.2 Execution in Counterparts . This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

5.3 Costs and Expenses . The Debtor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Trustee and the Beneficiary in connection with the preparation, execution and delivery of this First Amendment and any other documents which may be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Beneficiary and the Trustee with respect thereto.

5.4 Modification Fee . The Debtor shall have paid to the Beneficiary in immediately available funds a modification fee in the amount of $5,000, which fee shall be deemed fully earned and non-refundable once paid.

5.5 Copy of First Amendment . THE DEBTOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS FIRST AMENDMENT.

Section 6. Effective Date. This First Amendment shall become effective immediately.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

TREX COMPANY, INC., as Debtor

By:	/s/ Andrew U. Ferrari
Andrew U. Ferrari
Chief Executive Officer

JPMORGAN CHASE BANK, N.A., as Beneficiary

By:	/s/ David W. Christiansen
David W. Christiansen
Vice President

/s/ Gary P. Snyder
Gary P. Snyder, as Trustee